Exhibit 99.1

Catalyst Biosciences Announces Pricing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., January 27, 2021 — Catalyst Biosciences, Inc. (NASDAQ:CBIO) (the “Company”) today announced the pricing of an underwritten public offering of 8,700,000 shares of its common stock, offered at a price of $5.75 per share to the public. Additionally, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,305,000 shares of its common stock. All of the shares in the offering are being offered by the Company. The offering is expected to close on or about January 29, 2021, subject to customary closing conditions.

The gross proceeds to the Company from this offering are expected to be approximately $50 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. This amount assumes no exercise of the underwriters’ option.

Catalyst anticipates using the net proceeds from this offering for general corporate purposes including research, development and manufacturing activities in its hemophilia and complement programs, specifically MarzAA (FVIIa), CB 4332 (enhanced complement Factor I) and others, capital expenditures, selling, general and administrative costs, facilities expansion, and to meet working capital needs.

Piper, Sandler & Co., is acting as sole lead active bookrunner and Raymond James & Associates, Inc. is acting as a bookrunner.

A “shelf” registration statement on Form S-3 (File No. 333-228970) relating to the public offering of the shares of common stock described above was previously filed with and declared effective by the Securities and Exchange Commission (SEC) on February 14, 2019. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s web site at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus, and when available, copies of the final prospectus supplement and accompanying prospectus may also be obtained from Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com or Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, by telephone at (800) 248-8863 or by e-mail at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Catalyst Biosciences, the Protease Medicines company

Catalyst is a research and clinical development biopharmaceutical company focused on addressing unmet medical needs in rare disorders of the complement and coagulation systems. Our protease engineering platform has generated two late-stage clinical programs, including MarzAA, a subcutaneously (SQ) administered next-generation engineered coagulation Factor VIIa (FVIIa) for the treatment of episodic bleeding in subjects with rare bleeding disorders. Our complement pipeline includes a pre-clinical program partnered with Biogen for dry age-related macular degeneration, an improved complement factor I protease for SQ replacement therapy in patients with CFI deficiency and C4b-degraders designed to target disorders of the classical complement pathway as well as other complement programs in development.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements pertaining to Catalyst’s expectations regarding the expected gross proceeds from the offering, the timing of completion of the public offering and expected use of proceeds described in this press release constitute forward-looking statements. All statements, other than statement of historical facts (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Catalyst makes, including, but not limited to, uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the completion of the public offering on the anticipated terms or at all and other risks described in the “Risk Factors” sections of Catalyst’s most recent annual report on Form 10-K filed with the SEC on February 20, 2020, quarterly report on Form 10-Q filed with the SEC on November 5, 2020, the prospectus supplement related to the public offering and in other filings with the SEC. Catalyst does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Ana Kapor

Catalyst Biosciences, Inc.

investors@catbio.com